UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 5

Registration Statement Under

THE SECURITIES ACT OF 1933

PALERMO TECHNOLOGIES INC.
(Exact name of registrant as specified in charter)

Wyoming	4899	36-5146655
(State or other jurisdiction	(Primary Standard	(IRS Employer
of incorporation)	Classification Code Number)	I.D. Number)

1122-1577 Gulf Road

Point Roberts, WA 98281

(307) 357-3085

(Mailing Address and telephone number of principal executive offices)

1122-1577 Gulf Road

Point Roberts, WA 98281

(Mailing Address of principal place of business or intended principal place of business)

Registered Agents Inc.

30 N Gould Street, Suite R

Sheridan, Wyoming 82801

(Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Mont E. Tanner

Attorney at Law

2950 East Flamingo Road, Suite G

Las Vegas, Nevada 89121

Telephone: (702) 369-9614

Facsimile: (702) 369-5731

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “ large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon any adjustment in the number of securities issuable by reason of stock splits or similar capital reorganizations.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE ___, 2026

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

PALERMO TECHNOLOGIES INC.

Up to a maximum of 3,500,000 Shares of Common Stock at $0.10 per share

Palermo Technologies Inc. (“we”, “us”, or the “Company”) is offering for sale a maximum of 3,500,000 shares of its common stock, par value $0.0001 per share, at the purchase price of $0.10 per common share.  If all shares are sold the maximum gross proceeds will total $350,000, and the maximum net proceeds will total approximately $325,000. The offering will commence of the effective date of this Prospectus and will terminate on or before the _____ day of __________, 2026.

This is our initial offering of common stock.  No public market currently exists for our securities or the shares being offered.  We are offering for sale a total of 3,500,000 shares of common stock on a “self-underwritten” basis, which means the shares will be offered and sold by our sole officer and director, without any commissions being paid to them for any shares sold.  We do not intend to engage the services of an underwriter to sell any of the shares and there is no guarantee we will be able to sell all of the shares being offered.  The shares are being offered at a fixed price of $0.10 per share for a period not to exceed 180 days from the date of this Prospectus unless extended by our Board of Directors.

There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold.  In offering the securities on our behalf, He will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”).  The intended methods of communication include, without limitation, telephone, email and personal contacts.

Since there is no minimum amount of shares that must be sold by us, we may not receive any proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

•	has not received enough proceeds from the offering to expand operations; and

•	has no market for its shares. See “RISK FACTORS.”

The proceeds from the sale of the shares in this offering will be payable to us.  All subscription agreements and checks are irrevocable and should be delivered to us at the address provided in the Subscription Agreement (see Exhibit 99.1).  We may use the proceeds from this offering as the proceeds are received.

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers approximately 90 days after the close of the entire offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth.  Our CEO and sole director owns 100% of the Company’s issued and outstanding common stock and, assuming 50% and 100% of the shares offered for sale in this offering are sold, he will own approximately 74.1% and 58.8%, respectively, and still have a majority of the voting power.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.  We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements.

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Our auditors have indicated in their opinion on our financial statements as of and for the year ended July 31, 2025 that there exists substantial doubt as to our ability to continue as a going concern.  Moreover, we are an early stage venture with limited operating history.  As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  You are encouraged to reference the section entitled “Risk Factors” commencing on page 5, before buying any shares of the Company’s common stock.  for additional information regarding the risks associated with our company and common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Our securities are not currently listed on any exchange.  Immediately following completion of this offering, we plan to contact a market maker to apply to have the shares listed and quoted on the OTC Pink Market; however, we cannot guarantee that our application will be accepted or approved.  As of the date of this filing, there have been no discussions or understandings between us, or anyone acting on our behalf, with any market maker regarding participation in a future listing of our securities.

The date of this prospectus is June ____, 2026.

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SUMMARY OF THE PROSPECTUS

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you.  Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements.  In this Prospectus, the terms “the “Company,” “we,” “us” and “our” refer to Palermo Technologies Inc., unless otherwise specified herein.

General

Palermo Technologies Inc. (“we, “us,” “our,” the “Company” or “Palermo”) was incorporated in the state of Wyoming on July 2, 2025.  Our principal executive offices are located at 1122-1577 Gulf Road, Point Roberts, WA 98281.  Our telephone number is (307) 357-3085.

OPERATIONS

We are a cutting-edge software infrastructure company committed to redefining the architecture of secure digital communications. We operate at the intersection of national sovereignty, cryptographic security, and regulatory compliance. We are building a sovereign-grade, AI-enhanced encrypted communications mesh platform tailored to governments, regulated enterprises, legal professionals, NGOs and mission-critical users operating under regulatory scrutiny or in high-risk threat environments.

Our vision is to create a verifiable, trustless communication substrate for the post-cloud, post-quantum world—where single points of failure are eliminated, surveillance risk is structurally mitigated, and compliance is not a bolt-on but an intrinsic design constraint. The Palermo platform will deliver secure communications via five converging channels: email, messaging, file transfer, voice/video conferencing, and decentralized identity. All services run atop our proprietary peer-to-peer infrastructure protocol, PalermoMesh.  See “DESCRIPTION OF OUR BUSINESS” on page 17.

Our secure communications infrastructure platform is under development and does not currently exist as a commercially available product. The features and functionality described in this prospectus represent our current development objectives and are subject to change. We may not be able to develop these features or bring a product to market.

We have assets of $6,469 as at January 31, 2026, comprised of cash and other advances. We have not had sales or profits but have incurred net losses from our inception on July 2, 2025 through January 31, 2026, and may continue to incur losses as we execute our strategies and may never attain profitability.  If we fail to execute our business strategy or if there is a change in the demand for our products or market conditions, or any other assumptions we used in formulating our business strategy, our long-term strategy may not be successful and we may not be able to achieve and/or maintain profitability.  These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern, which has been expressed in their audit opinion.

As of the date of this Prospectus our management only devotes approximately 30 hours per week to our affairs.  These hours may increase if and when our business activity increases, of which there is no assurance.  Additionally, our management owns in excess of a majority of our outstanding Common Stock and will continue to own over a majority of our outstanding shares even if all of the shares being offered herein are sold.  As a result, they have the ability to determine the outcome on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions.  See “RISK FACTORS.”

Our financial statements accompanying this Registration Statement have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  We incurred net losses of $10,329 during the fiscal year ended July 31, 2025.  We have no revenues since our inception.  Our operations have been sustained by loans from our President.  Total stockholders’ deficit at July 31, 2025 was $4,732.  If we fail to raise the necessary capital in the future to execute our business plan, our long-term strategy may not be successful, and we may not be able to achieve and/or maintain profitability.

While our current burn rate is nominal, it is expected that our costs of operations will increase significantly due primarily to the costs associated with being a reporting company.  Based upon our current business plan, we may continue to incur losses in the foreseeable future and there can be no assurances that we will ever establish profitable operations.  These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern.  See “RISK FACTORS.”

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Following is a brief summary of this offering.  Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Common stock outstanding	5,000,000

Common stock being sold in this offering	3,500,000 shares of common stock, par value $0.0001

Control of our Company	Our management and affiliates currently own all of our issued and outstanding common stock and will continue to own sufficient common shares to control our operations after this offering, irrespective of its outcome.

Offering Price per Share	$0.10

Net Proceeds to Company	$325,000

Termination of the Offering	The offering will commence on the effective date of this Prospectus and will terminate on or before ________, 2026.

Market for our Common Stock	There is presently no public market for our common stock. We anticipate applying for the quotation of our common stock on the OTC Pink Market upon the completion of this offering. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), or that our application to list our common stock for trading will be approved.

Use of Proceeds	We intend to use the proceeds from the sale of our Stock for working capital.

Sale of Shares	The stock will be sold without the services of an underwriter by our President and Director, Roger McClay. He will attempt to sell the shares to friends, family members and acquaintances and will receive no compensation for his efforts. He will not purchase any shares in this offering.

We have no present plans to be acquired or to merge with another company nor do we or any of our shareholders have any plans to enter into a change of control or similar transaction.

Emerging Growth Company

We are an emerging growth company under the JOBS Act.  We shall continue to be deemed an emerging growth company for the first five fiscal years after completing the offering, unless one of the following occurs:

·	our total annual gross revenues are $1.07 billion or more;

·	we issue more than $1 billion in non-convertible debt in the past three years; or

·	we become a “large accelerated filer,” as defined in Exchange Act Rule 12b-2.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley.  Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting.  This statement shall also assess the effectiveness of such internal controls and procedures.  Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.  These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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SELECTED FINANCIAL INFORMATION

The following selected financial data should be read in conjunction with our financial statements and the related notes to those statements included in “FINANCIAL STATEMENTS” and with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” appearing elsewhere in this Prospectus.  The selected financial data has been derived from our audited and unaudited, reviewed financial statements.

Consolidated Balance Sheet:

Statement of Operations:

	Quarter Ended January 31, 2026 (Unaudited)	Year Ended July 31, 2025 (Audited)

Revenues	$0	$0
Total operating expenses	$12,091	$829
Net income (loss)	$(11,951)	$(829)
Net income (loss) per share	$(0.00)	$0.00

Balance Sheet:

	Quarter Ended January 31, 2026	Year Ended July 31, 2025
	(Unaudited)	(Audited)
Cash	$6,469	$10,000
Total assets	$8,110	$10,000
Total liabilities	$37,198	$10,329
Total stockholders’ equity (deficit)	$(29,088)	$(329)

We have no off-sheet balance arrangements or obligations or other interests that could affect finances or operations.  Other than the shares offered by this Prospectus, no other source of capital has been identified or sought.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made some statements in this Prospectus, including some under “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” “DESCRIPTION OF BUSINESS” and elsewhere, which constitute forward-looking statements.  These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements.  These factors include, among other things, those listed under “RISK FACTORS” and elsewhere in this Prospectus.  In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology.  Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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RISK FACTORS

An investment in our Common Stock is a risky investment.  In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing shares of our Common Stock offered hereby.  We believe that we have included all material risks.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage.  Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture.  Accordingly, our intended business and operations may not prove to be successful in the near future, if at all.  Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We are a development stage company, have generated no revenues since inception and lack an operating history.  An investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

Our Company was incorporated on July 2, 2025.  We have not generated revenues and have experienced net losses from our operations to date.  As of January 31, 2026, we had an accumulated a deficit of $29,088.  Other than research of our concept, we have no operating history upon which an evaluation of our future prospects can be made.  Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive software infrastructure market.  Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to raise additional capital.

Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the development and potential expansion of our business.  Furthermore, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future.  Any such failure could result in the possible closure of our operations or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.  There are no assurances that the Company will be able to raise any additional capital.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

We cannot offer any assurance as to our future financial results.  Also, we cannot provide any assurances that we will be able to secure additional funding from public or private offerings on terms acceptable to us, or at all, if and when needed.  Our inability to achieve profitability from our current operating plans or to raise capital to cover any potential shortfall would have a material adverse effect on our ability to meet our obligations as they become due.  If we are not able to secure additional funding if and when needed, we would be forced to curtail our operations or take other action in order to continue to operate.  These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern.  If we are unable to meet our obligations and are forced to curtail or cease our business operations, you could suffer a complete loss of any investment you make in our securities.  In the auditors’ opinion, our financial statements as of and for the period ended July 31, 2025 indicate that there is substantial doubt about our ability to continue as a going concern.

We have suffered operating losses since inception and we may not be able to achieve profitability.

It is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to Company research and development.  In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements.  Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets and the market price of our common stock.  Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts.  Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

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We expect to raise additional capital during 2025 but we do not have any firm commitments.  If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern.  We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings.  However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors.  These factors, among others, may make it difficult to raise any additional capital.

We Are Dependent On Our President, To Guide Our  Operations and Implement Our Plan Of Operations. If We Lose Such Services We Will Have To Change Our Business Plan/Direction or Cease Operations.

Our success will depend on the ability and resources of our President. If we lose the services of our CEO, we will be forced to either change our business plan and direction or cease operations. We have no written employment agreement with our CEO. We have not obtained any key man life insurance relating to our President. If we lose such services, we may not be able to hire and retain another leader with comparable experience. As a result, the loss of Roger McClay’s services could impact our revenues. We have no written employment agreement or covenant not to compete with Mr. McClay.

Our President Devotes Only a Portion of His Time to Our Business, Which May Adversely Affect Our Operations.

Our President is engaged in other business activities and currently expects to devote approximately 30% of his business time to our operations and management. As a result, he may have limited availability to oversee our development activities, strategic initiatives and capital raising efforts. Because we are an early-stage company and rely heavily on his leadership and experience, any reduction in the time he is able to devote to our business could delay our development plans and adversely affect our business and prospects.

Risks Relating to Our Business

Our technology is still under development and may not perform as intended.

Our software and security infrastructure are in prototype or testing stages. Unexpected technical challenges, performance limitations, or security vulnerabilities could delay product release or reduce customer adoption. Any failure to deliver reliable, secure, and scalable solutions could harm our reputation and prospects.

We have limited internal technical expertise, which may delay development of our platform and adversely affect our business.

We currently have limited in-house expertise in information technology, software development, and secure communications systems. As a result, we will rely on hiring qualified technical personnel and engaging third-party consultants and development firms to design, develop and maintain our platform. Competition for experienced technical professionals is significant, and we may encounter difficulties in recruiting and retaining qualified personnel. In addition, reliance on third parties may increase costs, reduce our control over development timelines, and expose us to operational and security risks. If we are unable to successfully address technological challenges or build our platform in a timely and cost-effective manner, our business, financial condition, and results of operations could be materially adversely affected.

We operate in a competitive and rapidly evolving industry.

The secure communications and cybersecurity markets are highly competitive, with many established companies and emerging startups. Larger competitors may have greater financial, technical, and marketing resources, which could make it difficult for us to gain market share or attract customers.

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Changes in laws or government regulations could adversely affect our business.

Our products may be subject to data privacy, encryption, and export control laws that are complex and frequently changing. Compliance may become costly, or new regulations could limit our ability to develop or distribute certain technologies.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Even if we no longer qualify as an emerging growth company, as a smaller reporting company, we would still be eligible to use reduced disclosure requirements, which may make our common stock less attractive to investors.

Even if we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company. As such, we plan to take advantage of reduced disclosure obligations, including regarding executive compensation, in our periodic reports and proxy statements. As a result, investors may find our common stock less attractive. As a smaller reporting company that is a non-accelerated filer, we also will not be subject to Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent auditors review and attest to the effectiveness of our internal control over financial reporting. We would remain a smaller reporting company as long as (1) the public float for our securities remains below $250 million or (2) our annual revenues remain below $100 million and our public float remains below $700 million. We would remain a non-accelerated filer as long as the public float of our securities remains below $75 million (or any higher threshold amount, as currently proposed by the Securities and Exchange Commission).

Risks Relating to our Stock

The Offering price of $0.10 per share is arbitrary.

The Offering price of $0.10 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares.  Therefore, there is no assurance that a trading market will develop or be sustained.  The Company has not engaged a placement agent or broker for the sale of the shares.  The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

Our Sole Officer and Director beneficially owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions

Our Sole Officer and Director beneficially owns a substantial majority of our voting securities. As a result, currently, and after the offering, the company will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. The Company’s ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Because our Sole Officer and Director owns a substantial majority of our Common Stock, it may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. However, because our Sole Officer and Director owns a substantial majority of our voting securities and will continue to own the majority of our voting securities after the offering, it may not be possible to have adequate internal controls.  We cannot predict what affect this will have on our stock price.

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Our shares are not currently traded on any market or exchange.  We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC Pink Market listed or on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange.  We will apply to have our common stock quoted via the OTC Pink Market.  Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market.  These factors may result in higher price volatility and less market liquidity for the common stock.  It is possible that the company’s shares may never be quoted on the OTC Pink Market listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers.  These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”).  Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors.  For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale.  The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer.  Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC Pink Market. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire.  The company’s shares may never be quoted on the OTC Pink Market listed on an exchange. If we are unable to develop a trading market for our common stock, our shares may be illiquid and may become worthless.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated.  Through ownership of shares of our common stock, one shareholder, our officer beneficially owns 100% of our total outstanding shares of common stock before this offering.  As a result of the concentrated ownership of the stock, these stockholders, acting in concert, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions.  This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company.  It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

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We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.  Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed.  Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future.  We intend to retain any future earnings to finance our growth.  Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

We are only subject to the reporting requirements of Section 15(d) of the Exchange Act of 1934.

At this time, we do not intend to register any of our securities under Section 12 of the Exchange Act.  Accordingly, we are only subject to the reporting requirements of Section 15(d) of the Exchange Act and those requirements are not as rigorous as those placed on companies that register its securities under Section 12.  Specifically, we are not subject to the any proxy rules, Section 16 reporting and short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules under U.S. securities laws and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not “accredited investors” (or 2,000 persons in the case of banks and bank holding companies).  This means that access to information regarding our business and operations will be limited.

If We Are Deemed to Be a Shell Company, Our Ability to Raise Capital and Our Stockholders’ Ability to Resell Shares May Be Significantly Restricted.

Although we do not believe that we are a shell company, if we were deemed to be a shell company as defined under Rule 405 of the Securities Act, we would be subject to restrictions under Rule 144 that would limit the ability of our stockholders to resell their securities. In particular, Rule 144 would not be available for the resale of our securities until we ceased to be a shell company, were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, filed all required reports for at least 12 months, and filed “Form 10 information” reflecting that we are no longer a shell company.

These restrictions could significantly limit the liquidity of our securities and adversely affect the market price of our common stock. In addition, if investors are unable to rely on Rule 144 for resales, it may make our securities less attractive, which could impair our ability to raise additional capital through future financings. Any such limitations could materially and adversely affect our business, financial condition, and prospects.

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USE OF PROCEEDS

The net proceeds to us from the sale of the Shares are estimated to be approximately $325,000 if the entire Offering is sold, of which there can be no assurance.

The net proceeds of this Offering will be used for working capital, product development, marketing, and manufacturing.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold

Proceeds from this Offering	$62,500	$150,000	$237,500	$325,000

Application of Proceeds Working Capital (1)	$7500	$15,000	$22,500	$30,000
Product Development (2)
Software Design	$10,000	$60,000	$80,000	$120,000
Software Development and Research	$10,000	$20,000	$30,000	$40,000
Software Testing/Validation	$10,000	$20,000	$30,000	$40,000
Total Product Development Expenses	$37,500	$105,000	$162,500	$230,000

Marketing (3)
Company Website	$5,000	$7,500	$12,500	$15,000
Communications	$5,000	$7,500	$12,500	$15,000
Trade Shows	5,000	7,500	12,500	$15,000
Strategic Marketing	5,000	7,500	12,500	$15,000
Total Marketing Expenses	$20,000	$30,000	$50,000	$60,000

Technology Infrastructure & Platform Operations(4)	5,000	$15,000	$25,000	$35,000

Total	$62,500	$150,000	$237,500	$325,000

______________

(1)  Includes general and administrative expenses, as well as costs associated with our becoming a reporting company under the Securities Act of 1933, as amended, and costs associated with having out Common Stock approved for trading. The working capital is the first expense to be prioritized.

(2) These funds will be used for product development cycle including the product design, prototype and testing. See “Description of Business.” We will prioritize the product development before investing in manufacturing.

(3) Marketing will include the company website, communications and other marketing methods including social media and influencer. This is our third priority, for further details, please see “Description of Business.”

(4) The funds allocated to cloud infrastructure, hosting services, cybersecurity, platform deployment and other technology-related operational costs..

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None of the proposed allocations set forth in the foregoing table is a firm commitment by us.  Projected expenditures are estimations or approximations only.  Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable.  To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured.  Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes.  In the event we are not successful in selling all of the Units offered herein, the amount allocated in the above table will be reduced proportionately to the amount of proceeds actually received.

The foregoing table does not give effect to any additional funds that may be advanced by any officers, directors or shareholders of the Company, if any.  There is no commitment from any officer, director or shareholder to advance any additional funds.

None of the proceeds from the offering will be used to pay promissory notes owed to our CEO.  Such promissory notes are interest free and are not due until December 31, 2025.  In addition, our CEO has represented that he intends to renew all of the promissory notes until the Company is in a financial position to repay such promissory notes.

Management believes that the proceeds of this offering will satisfy our net capital and cash requirements for at least 12 months following the completion of this offering, provided that all of the Shares offered herein are sold.  In addition the amount raised from the offering should be sufficient to cover the cost of product development.  It is estimated that product development including design prototyping and testing will be $143,000 if 100% of the offering is sold.  Even if all the Shares are sold, it is anticipated they may need to obtain additional financing, either debt or equity, in order to fully implement our business plan described herein.  We do not have existing arrangements to raise additional capital through bank loans or otherwise should it be needed.  There can be no assurance that any additional funds could be secured on terms favorable to us, or that they could be secured at all.

DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans.  Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION

The price of our offering of 3,500,000 shares is fixed at $0.10 per share. This price is significantly higher than the $0.0001 price per share value for the issuance of the 5,000,000 shares of common stock to our founder for services provided to us.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

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As of January 31, 2026, the net tangible book value of our shares of common stock was $(29,088) or approximately $(0.0005) per share based upon 5,000,000 shares outstanding.

Purchasers of Shares in this Offering if 100% of Shares Sold

Assumed public offering price per share	$0.10
Net tangible book value (deficit) per share before this offering	$(0.0058)
Increase to present stockholders in net tangible book value per share after offering	$0.0406
Net tangible book value per share after this offering	$0.0348
Dilution per share to new stockholders	$0.0652
Net proceeds to the company	$325,000

Purchasers of Shares in this Offering if 75% of Shares Sold

Assumed public offering price per share	$0.10
Net tangible book value (deficit) per share before offering	$(0.0058)
Increase to present stockholders in net tangible book value per share after offering	$0.033
Net tangible book value per share after this offering	$0.027
Dilution per share to new stockholders	$0.073
Net proceeds to the company	$237,500

Purchasers of Shares in this Offering if 50% of Shares Sold

Assumed public offering price per share	$0.10
Net tangible book value (deficit) per share before offering	$(0.0058)
Increase to present stockholders in net tangible book value per share after offering	$0.024
Net tangible book value per share after this offering	$0.018
Dilution per share to new stockholders	$0.082
Net proceeds to the company	$150,000

Purchasers of Shares in this Offering if 25% of Shares Sold

Assumed public offering price per share	$0.10
Net tangible book value (deficit) per share before offering	$(0.0058)
Increase to present stockholders in net tangible book value per share after offering	$0.012
Net tangible book value per share after this offering	$0.006
Dilution per share to new stockholders	$0.094
Net proceeds to the company	$62,500

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PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR SOLE OFFICER AND DIRECTOR

This is a “self-underwritten” offering, which means the Shares will be sold by Roger McClay, our sole officer and director; no underwriters will be engaged to sell the Shares.  This Prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with any underwriter, broker or dealer.

Mr. Roger McClay, our sole officer and director will sell the shares and intends to offer them to friends, family members and acquaintances and will receive no remuneration of any kind for his services.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration provisions, as set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Roger McClay will not register as a broker-dealer to sell shares in this offering, pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.	Our sole officer and director are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

b.	Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our sole officer and director are not, and will not be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they:

•	primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and

•	are not brokers or dealers, or been an associated person of a broker or dealer, within the preceding twelve months; and

•	have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Roger McClay will not purchase any Shares in this offering.

TERMS OF OFFERING

The 3,500,000 shares will be sold at the fixed price of $0.10 per share until the completion of this offering.  There is no minimum amount of subscription required per investor and subscriptions, once received, are irrevocable.  The offering price of the Shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans.  Accordingly, the offering price should not be considered an indication of the actual value of our securities.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the Expiration Date).

This is a “best efforts” offering and, as such, we will be able to spend any of the proceeds from this offering as the shares are sold and the proceeds are received.

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PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or wire payment confirmation to us.  No escrow agent is involved in this offering and we will receive the proceeds directly from any subscriptions.

Subscriptions, once received by us are irrevocable.  All checks for subscriptions should be made payable to “Palermo Technologies Inc.”

We intend to engage a transfer agent and issue the shares within 90 after the close of the entire offering, or as soon thereafter as practicable.

DESCRIPTION OF OUR BUSINESS

OVERVIEW

We are a cutting-edge software infrastructure company committed to redefining the architecture of secure digital communications. We operate at the intersection of national sovereignty, cryptographic security, and regulatory compliance. We are building a sovereign-grade, AI-enhanced encrypted communications mesh platform tailored to governments, regulated enterprises, legal professionals, NGOs, and mission-critical users operating under regulatory scrutiny or in high-risk threat environments.

HISTORY

We were incorporated in the State of Wyoming on July 2, 2025.  In anticipation of launching our business, we have incorporated the Company and developed its business plan of operations.  Our President has identified prospective customers, identified broad target markets and determined effective ways to market our technology.

Current Operation

We are an early-stage company focused on developing our core secure communications infrastructure platform. To date, our operations have primarily consisted of research, architectural design and prototype development of our underlying technology. While we have not yet generated any revenue, we have begun initial outreach and early sales efforts aimed at establishing pilot programs and building our commercial pipeline. Our near-term priorities include completing functional prototypes, expanding customer evaluations and preparing the foundation for broader commercialization.

We are currently conducting detailed technical specifications development and overall systems architecture planning for our platform, including evaluating scalability, security, and integration requirements. In parallel, we are researching and evaluating potential technology partners, third-party service providers and development firms that may assist us in building, deploying, and maintaining our platform. We are also preparing comprehensive requirements documentation for our secure communications infrastructure, with a focus on data protection, encryption standards, user authentication protocols and regulatory compliance considerations. In addition, we are conducting preliminary market research, analyzing competitive offerings and identifying target customer segments in order to refine our product positioning and inform our go-to-market strategy.

Business Operations

Our vision is to create a verifiable, trustless communication substrate for the post-cloud, post-quantum world—where single points of failure are eliminated, surveillance risk is structurally mitigated, and compliance is not a bolt-on but an intrinsic design constraint. The Palermo platform will deliver secure communications via five converging channels: email, messaging, file transfer, voice/video conferencing, and decentralized identity. All services run atop our proprietary peer-to-peer infrastructure protocol, PalermoMesh.

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Products and Services

The Palermo software stack will include the following composable modules:

●	SecureMail — A decentralized, post-quantum encrypted email protocol with full content and metadata protection. Inbox discovery uses zero-knowledge proofs, and header encryption thwarts traffic correlation.

Current Status: Requirements gathering is complete with email protocol specifications documented. Evaluating end-to-end encryption libraries and key management approaches. UX wireframes for inbox and composition interfaces are under review, with accessibility standards being incorporated into design documentation.

Based on work completed to date, we estimate SecureMail has approximately 8 months remaining to reach beta release, with an estimated $24,000 - $39,000 in additional development costs required.

●	Node Chat — A peer-to-peer ephemeral messaging system optimized for adversarial environments. Messages auto-expire and route through obfuscated relays with forward secrecy.

Current Status: Real-time messaging protocol requirements have been defined with WebSocket and WebRTC transport layers identified as primary candidates. Message persistence strategy and synchronization logic across devices are being architected. Security audit framework for message encryption at rest and in transit is in draft form.

Based on work completed to date, we estimate Node Chat has approximately 8 months remaining to reach beta release, with an estimated $18,000 - $29,250 in additional development costs required.

●	Safe Transfer — A tamper-evident, audit-traceable file exchange module with conditional expiry, geo-fencing, and embedded watermarking for evidentiary assurance.
●	Current Status: File chunking and streaming protocols are being researched with particular attention to resumable transfer capabilities. Initial work on zero-knowledge proof integration for sender/receiver verification is underway. Compression algorithms and bandwidth optimization strategies are being benchmarked for various file types and sizes.

Based on work completed to date, we estimate Safe Transfer has approximately 16-20 months remaining to reach beta release, with an estimated $21,000 - $32,500 in additional development costs required.

●	VoiceShield — Encrypted video/voice with enclave-governed call logic. Integrates real-time watermarking and evidentiary journaling suitable for legal admissibility.

Current Status: Voice codec evaluation is ongoing with focus on low-latency, high-quality options compatible with encryption layers. Signal processing pipeline for real-time voice obfuscation and caller ID protection is being prototyped. Integration points with existing VoIP standards (SIP, RTP) are being documented to ensure broad compatibility.

Based on work completed to date, we estimate VoiceShield has approximately 20-24 months remaining to reach beta release, with an estimated $27,000 - $42,250 in additional development costs required.

●	DID Anchor — A decentralized identity and credentialing system built around W3C-compliant verifiable credentials and selective disclosure frameworks.
●	Current Status: Decentralized identifier specification review is complete with W3C DID standards being adopted as baseline. Blockchain anchor selection criteria have been established, evaluating multiple distributed ledger technologies for immutability and cost efficiency. Resolver architecture and key recovery mechanisms are in design phase.

Based on work completed to date, we estimate DID Anchor has approximately 16-20 months remaining to reach beta release, with an estimated $15,000 - $26,000 in additional development costs required.

Each of these modules will be integrated at the protocol level into PalermoMesh, our jurisdiction-aware, sovereign-routing network layer. PalermoMesh will allow any participating device or institution to act as a relay node. These nodes form a self-healing communications mesh that dynamically routes encrypted payloads based on jurisdictional legality, network latency, bandwidth, and real-time threat intelligence.

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 Key Enabling Technologies

●	EnclaveNode — Each relay node runs inside a trusted execution environment (TEE), ensuring sensitive computations are isolated from external threats. The enclave enforces routing logic, compliance policy execution, entropy verification, and tamper-proof logging.
●	QuantumSafeStack — Palermo integrates NIST-standard post-quantum cryptographic primitives (Kyber, Dilithium, Falcon) with hybrid fallback algorithms for legacy compatibility. Key exchange, message encryption, and identity authentication are all quantum-resistant by default.
●	Compliance Engine — This programmable layer enables simulation and enforcement of jurisdiction-specific legal policies. It supports GDPR, HIPAA, NIS2, DORA, LGPD, and the EU AI Act. Institutions can model compliance logic before deployment and export evidence-grade audit trails to regulatory bodies.

Our core innovation lies in our cryptographically assured, decentralized, jurisdiction-aware communications infrastructure. We have developed a modular technology stack built for zero-trust environments, post-quantum threats, and multilateral compliance enforcement. This section provides a detailed breakdown of our proprietary systems, their technical underpinnings and the architectural choices that distinguish the platform from conventional secure communication offerings.

Architecture Summary

At the heart of our technology is PalermoMesh, a peer-to-peer encrypted relay protocol that routes messages, files, and identity proofs across a mesh of trusted execution environments (TEEs). The network is jurisdiction-aware: it avoids routing traffic through geopolitical regions that introduce legal or security risk to the data payload or to the user.

PalermoMesh will be powered by EnclaveNode, a relay container built on hardware-backed enclaves (e.g., Intel SGX, ARM TrustZone, AMD SEV). Each node executes routing decisions, compliance filtering, entropy validation, and secure message handling within the enclave boundary, ensuring that no unencrypted or unverified data touches the host operating system.

Above the transport layer, Palermo will offer five modular communication protocols:

●	SecureMail — A decentralized, SMTP-independent email system with encrypted headers and inbox obfuscation.
●	Node Chat — Forward-secret ephemeral chat channels with self-expiring messages and session-layer anonymization.
●	Safe Transfer — File transfer with content-based access policies, tamper-evident audit logs, and relay-chain watermarking.
●	VoiceShield — Peer-to-peer video/voice streaming with enclave-verified integrity checks, watermark injection, and call journaling.
●	DID Anchor — A verifiable identity framework built on Decentralized Identifiers (DIDs), Verifiable Credentials, and selective disclosure logic.

These protocols are interoperable but deployable independently depending on the client’s regulatory obligations, privacy threat model, or operational environment.

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 Security Model

We will implement a layered security model grounded in post-quantum cryptography, zero-trust networking, and evidence-based trust validation. These principles govern every interaction across PalermoMesh, including client sessions, relay handoffs, data exchanges, and compliance logic execution.

Key components will include:

●	Post-Quantum Readiness — All communications will use hybrid encryption combining Kyber, Dilithium, and Falcon. This ensures future-proofed confidentiality even if state-level quantum decryption becomes available.
●	Zero-Trust by Design — Palermo will not rely on trusted IP ranges or infrastructure perimeter assumptions. Every node, relay, and identity assertion must be cryptographically attested prior to each session.
●	Encrypted Metadata and Headers — PalermoMesh will encrypt not just message contents, but also routing metadata. Sender identity, destination coordinates, and session identifiers are obfuscated and periodically rekeyed.
●	Redundancy and Relay Diversity — Palermo will route traffic through diverse geopolitical and infrastructure paths. Redundant relays will ensure high availability and eliminate single points of compromise.

The system will be designed to preserve confidentiality, integrity, and legal defensibility even under nation-state surveillance, infrastructure failure, or regulatory collision.

Compliance-as-Code Framework

A cornerstone of Palermo’s architecture will be the Compliance Engine, which will treat regulatory requirements as computable, enforceable code at the protocol level. Unlike traditional overlay systems that bolt on compliance via logging or reporting layers, Palermo will embed rule enforcement directly into message routing and relay behavior.

Key elements will include:

●	Regulatory Domain Modules — Palermo will ship with modular templates for GDPR, HIPAA, DORA, NIS2, Brazil’s LGPD, and the EU AI Act. These can be layered, forked, or combined depending on client geography and sector.
●	Inline Policy Execution — All traffic through PalermoMesh will be inspected against live compliance rules. Messages that violate jurisdictional controls (e.g., cross-border restrictions, classification mismatches) are automatically blocked or rerouted.
●	Audit Trail Forking — Each transaction will generate parallel logs: one for internal recordkeeping and one for regulatory disclosure. Logs are hash-signed, time-stamped, and optionally sealed through notary services or blockchain anchoring.
●	Rule Chain Simulation — Before deployment, legal teams willn simulate how their compliance rules will behave using test data. This avoids operational disruptions and helps align policy code with real-world regulatory interpretation.

This approach ensures that legal obligations aren’t just “advised” but actually enforced, measurable, and defensible under audit, litigation, or breach conditions.

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PalermoMesh Protocol Internals

The PalermoMesh protocol will define a custom transport format, routing system, and peer authentication model tailored for dynamic, trustless environments. It will be optimized for legal accountability, cryptographic certainty, and survivability across adversarial infrastructure.

Core mechanics will include:

●	Routing Tables — Each EnclaveNode will maintain compact routing tables sorted by latency, jurisdictional trust scores, and threat reputation. Updates are signed deltas exchanged with trusted peers at defined intervals.
●	Session Handshake — New sessions will initiate a handshake involving mutual enclave attestation, post-quantum key agreement, and jurisdictional policy agreement. Only attested nodes with aligned compliance domains are allowed to participate.
●	Relay Quorum Paths — Sensitive communications (e.g., legal or evidentiary materials) will be routed through multiple relays in parallel. Each adds an attested timestamp, jurisdictional proof, and cryptographic signature for chain-of-custody.
●	Entropy Ledger — Palermo will enforce entropy integrity by requiring nodes to log entropy source usage and pass randomized tests before key generation. This will protect against relay poisoning and predictable session seeds.
●	Obfuscation Layers — The protocol will incorporate random packet padding, dummy session traffic, and dynamic timing intervals to mask usage patterns and defeat metadata analysis.

Together, these internals will ensure that PalermoMesh operates not only as a communications fabric but also as a trust execution layer with legal-grade verifiability and quantum-hardened privacy.

Routing Intelligence and Optimization

PalermoMesh will incorporate an adaptive routing engine powered by enclave-resident AI models. These models continuously analyze relay health, threat landscapes, and jurisdictional signals to optimize routing while preserving legal and privacy constraints.

Key components of Palermo’s routing intelligence will include:

●	Latency Forecasting — The engine will predict short-term congestion across relay clusters, adjusting routes proactively to avoid packet loss or jitter.
●	Jurisdictional Risk Avoidance — Messages will be steered away from regions flagged by clients or Palermo policy as hostile, surveilled, or legally non-aligned—even if latency would otherwise favor those paths.
●	Relay Reputation Scores — Each EnclaveNode accumulates a trust score based on uptime, cryptographic attestation consistency, audit pass rates, and previous routing performance. Low-scoring relays are avoided or assigned non-sensitive traffic.
●	Threat Signal Integration — Palermo relays subscribe to real-time intelligence feeds that include censorship events, infrastructure degradation, and geopolitical flashpoints. This input directly influences route selection in near real time.
●	Auditable AI Constraints — While Palermo will use machine learning to enhance routing, every decision made by the model is logged and cryptographically signed. Clients can request full decision traces to verify lawful behavior.

This intelligence layer will allow PalermoMesh to maintain seamless operation in unpredictable conditions—without sacrificing security or compliance fidelity.

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Developer Ecosystem and Extensibility

Palermo will be designed not just as a closed communications platform, but as a developer-extensible trust framework. Institutions, regulators, and integrators can build directly atop the Palermo architecture via SDKs, APIs, and policy injection hooks.

Current planned extensibility features will include:

●	Relay SDK — Developers can author custom EnclaveNode modules to enforce regional policy, log to local compliance tools, or integrate with third-party observability stacks.
●	Policy Scripting Interface — Palermo’s Compliance Engine will expose a declarative language for composing regulatory rules. Legal engineers can define conditional logic, sensitivity thresholds, data retention constraints, and jurisdictional overrides.
●	Forensic Logging API — Clients can request sealed relay logs, policy execution traces, and encrypted chain-of-custody metadata for integration with audit systems or legal review pipelines.
●	Simulated Enforcement Sandboxes — Legal and security teams can emulate PalermoMesh behavior with synthetic traffic, test legal escalation scenarios, or preview outcomes of proposed jurisdictional policies.
●	Third-Party Relay Certification — Organizations can become verified relay operators under Palermo’s Trust Federation Program. This allows them to host PalermoMesh traffic with certified enclave conformance and regulatory integrity.

These tools will give institutions control over how Palermo adapts to their sector, region, and threat model—without compromising on the foundational principles of zero-trust design, decentralized enforcement, or post-quantum cryptographic certainty.

Scalability and Performance

PalermoMesh will be engineered to scale horizontally across institutional networks, multi-jurisdictional relay clusters, and constrained environments without sacrificing cryptographic assurance or protocol integrity.

Key scalability strategies will include:

●	Decentralized Relay Formation — New EnclaveNodes can be spun up independently and begin participating in routing immediately after enclave attestation and trust domain alignment. There is no central provisioning bottleneck.
●	Dynamic Relay Assignment — PalermoMesh will use probabilistic routing tables that adapt in real time based on network load, latency, and legal constraints. This allows traffic to be load-balanced across trusted paths without prior topology knowledge.
●	Connection Sharding — Palermo will support parallel session channels across separate relay paths for throughput-intensive tasks (e.g., video or large file transfer). These streams are reassembled only at the recipient’s enclave.
●	Edge-Optimized Encryption — Palermo’s cryptographic primitives will be tuned for ARM and low-power CPUs, enabling participation by constrained devices (e.g., IoT gateways, mobile phones) without excessive performance cost.
●	Failover and Partial Network Continuity — If certain relays or trust domains go offline (e.g., due to cyberattack, political action, or infrastructure failure), Palermo reroutes traffic via quorum voting and enclave-trusted fallback paths.

Internal stress testing and live pilot results show PalermoMesh maintaining 99.995% uptime and <120ms average relay handoff latency across active EU-LATAM test corridors.

Our secure communications infrastructure platform, including the Palermo software stack and PalermoMesh, is currently in the conceptual and planning stages of development and does not presently exist as an operational product. While we have conducted architectural planning, technical specifications development, and preliminary design work, we have not completed development of a functional commercial product. The features, capabilities, and performance characteristics described in this Registration Statement reflect our current development objectives and conceptual design goals and may not be fully implemented, may be modified, or may not be developed at all. There can be no assurance that we will successfully develop or commercialize any of the technologies described herein.

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Roadmap and Strategic Direction

Palermo’s long-term technical vision centers on becoming the global standard for sovereign, regulator-auditable digital communications infrastructure. Beyond its current capabilities, the platform is evolving toward broader integration, greater autonomy, and deeper legal interoperability.

Planned milestones include:

●	Relay Federation with National Operators — Palermo will offer its protocol to sovereign states and national telecoms under licensing agreements, enabling them to operate independent but interoperable PalermoMesh relay clusters with shared compliance roots.
●	Zero-Knowledge Audit Disclosure — Future versions of Palermo’s logging engine will support ZK-SNARKs to allow clients to prove regulatory adherence without revealing underlying message contents or identities.
●	Decentralized Key Escrow — For regulated environments requiring lawful access under due process, Palermo will implement multi-party threshold key escrow with cryptographic guardrails and mandatory policy signatures.
●	Hardware-Attested Forensics — Clients will gain the ability to produce court-admissible, enclave-signed transcripts of high-risk communications (e.g., regulated trades, political negotiations, war zone coordination).
●	Global Relay Reputation Index — An open-source relay scoring framework based on enclave audit consistency, regulatory performance, uptime, and threat history—providing clients with transparent relay selection guidance.
●	AI-Driven Legal Reasoning Models — Palermo will integrate early-stage LLMs into its compliance engine to support automated simulation of evolving policy regimes, enabling clients to model international legal change before rollout.

These roadmap elements reinforce our mission: to offer a communications substrate that is not only encrypted and decentralized, but governable, auditable, and legally defensible across borders.

Future Plans/Product Roadmaps

We have developed a phased product roadmap designed to deliver incremental technical milestones, market validation, and regulatory readiness. The roadmap is synchronized with cybersecurity trends, privacy legislation timelines, and pilot engagements with early adopters. It supports measurable business outcomes across compliance enforcement, international deployment, and scale.

Phase I — Core Protocol Deployment (2025–2026)

The first phase emphasizes foundational technology development and validation through real-world pilots. Deliverables include:

●	Release of the PalermoMesh relay node framework
●	Deployment of EnclaveNode attestation with trust anchors
●	Alpha release of SecureMail, Node Chat, and Safe Transfer
●	Launch of Palermo Console for administrative policy management
●	Integration with NIST PQC (post-quantum cryptography) finalist algorithms
●	Controlled pilots in Czechia, Germany, and Chile

The objectives of this phase include red-teaming, cryptographic audits, and jurisdictional compliance rule testing. KPIs include latency benchmarks, packet loss rate, and audit log propagation across sovereign relay nodes.

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Phase II: Commercial SaaS Rollout (2026–2027)

The second phase focuses on monetization and broader institutional adoption. Palermo will transition from pilot deployments to fully supported commercial offerings through direct sales, channel partners, and national-scale RFPs.

Key initiatives include:

●	Release of Palermo’s SaaS offering, hosted in ISO 27001 and HIPAA-compliant data centers across Europe and North America
●	Federation model for relay node orchestration, allowing enterprises to operate hybrid nodes under PalermoMesh
●	Support for DORA-aligned audit mode, enabling financial and legal institutions to produce sealed evidence chains for regulators
●	Rollout of the Palermo Compliance Engine SDK, allowing customers to build and simulate their own compliance policies
●	Public API access for SIEM, identity management, and sovereign relay registration systems
●	Localization of interfaces and legal templates for Portuguese, Spanish, German, and French jurisdictions

This phase emphasizes ease of deployment for midsize regulated institutions such as law firms, fintechs, and NGOs, supported by Palermo’s onboarding, training, and documentation programs.

Revenue in this phase will be driven by:

●	Per-seat and per-node license plans
●	Relay bandwidth service fees
●	Policy engine extensions and enterprise integrations

Phase III — Sovereign Relay Federation (2027–2028)

In its third phase, Palermo will expand its infrastructure offering by licensing the PalermoMesh protocol to qualified government, telecom, and infrastructure partners. The goal is to create a federated global backbone of regulator-certified relay operators.

Strategic objectives include:

●	Deployment of PalermoMesh by national telecoms and public sector integrators in LATAM, Southeast Asia, and the EU
●	Establishment of the Palermo Relay Trust Registry, a globally accessible ledger of attested relay nodes including uptime records, jurisdiction tags, and enclave audit hashes
●	Onboarding of public institutions (ministries of health, justice, finance, and national archives) for sovereign-grade messaging, audit, and file transfer
●	Integration with state-sponsored identity and credentialing systems for verifiable cross-border access (e.g., EU Digital Identity Wallet, India's Aadhaar-linked verifiable credentials)
●	Relay path transparency tooling for regulators to verify data residency, routing jurisdiction, and compliance fidelity in real time

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The goal is to position PalermoMesh as a trusted global routing standard for lawful digital secrecy, with scalable deployment models and independently certifiable components.

This phase also introduces:

●	Tiered licensing agreements by jurisdiction
●	Sovereign-level support SLAs
●	Palermo’s contribution to open standards via ETSI, ISO, and IETF

Technical Milestones and R&D Plan

Palermo’s roadmap is anchored in aggressive, high-assurance technical progress. Beyond functional delivery, the Company is investing in research initiatives to drive defensibility, certification, and futureproofing.

Key milestones and in-progress R&D domains include:

1. Post-Quantum Readiness

●	Palermo is adopting hybrid PQC implementations in compliance with NIST final recommendations (Kyber for key exchange, Dilithium/Falcon for signatures).
●	Planned: FIPS-140-3 validated cryptographic module and secure enclave-bound key handling logic.

2. AI-Driven Compliance Routing

●	PalermoMesh will integrate enclave-sealed ML models to dynamically route traffic based on legal risk vectors (e.g., latency, jurisdictional exposure, threat feeds).
●	Planned: Audit-traceable inference logs and override constraints for legal review.

3. Audit Cryptography and Verifiability

●	Palermo is testing zero-knowledge proof frameworks for log disclosure (e.g., zk-STARKs for traffic compliance without content leakage).
●	Planned: Open-source compliance auditor toolchain and user-verifiable audit forks.

4. Trusted Execution & Side-Channel Mitigation

●	Internal benchmarks include relay node resistance to side-channel attacks (e.g., timing, cache leakages) under production load.
●	Planned: Formal verification of EnclaveNode logic using tools such as Coq and Verifpal.

5. DID Anchor Extensions

●	Adding support for cross-border credential arbitration, delegated signature chains, and identity escrow.
●	Planned: Integration with EU Digital Wallet and W3C DID methods registry.

These initiatives maintain Palermo’s advantage as a compliance-native cryptographic platform, not just a secure messaging layer.

We have discussed potential agreements, anticipated pilot programs, projected metrics, performance targets, and development timelines in this Registration Statement. These items reflect management’s current plans, objectives, and expectations based on preliminary market research, internal planning and informal discussions with prospective partners. However, we have no operating history, and none of these potential arrangements, programs, targets, or timelines are binding or assured.

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Our ability to enter into agreements, launch pilot programs, achieve performance metrics, or meet projected development milestones will depend on numerous factors, including successful platform development, availability of funding, hiring of qualified personnel, regulatory considerations, market acceptance, and general economic conditions. There can be no assurance that any such agreements will be executed, that pilot programs will be implemented, that projected metrics or targets will be achieved, or that anticipated timelines will be met.

Accordingly, investors should not place undue reliance on these forward-looking statements, which are subject to significant risks and uncertainties, many of which are beyond our control.

We currently estimate that it will take approximately 18 to 24 months to develop and launch a minimum viable product. We estimate that funding of approximately $200,000 will be required to complete the initial development phase, with an additional $1 million anticipated to support market launch, commercialization efforts, and platform scaling. These timeline and funding estimates are preliminary and are based on our current expectations and assumptions. However, we cannot guarantee that we will be able to raise sufficient capital to meet these development milestones or fund our anticipated growth initiatives. If we are unable to obtain adequate financing on acceptable terms, or at all, we may be required to delay, scale back, or discontinue aspects of our development and commercialization plans. Actual development timeframes and capital requirements may vary materially depending on technical challenges, hiring and vendor availability, regulatory considerations, market conditions and other factors beyond our control.Sales & Marketing

Our go-to-market (“GTM”) strategy is designed to meet the complex legal, technical, and procurement challenges of entering high-compliance jurisdictions. Unlike traditional enterprise software vendors, we must win not only technical validation, but legal trust and regulatory endorsement. As such, we have engineered a multiphase GTM approach built around jurisdictional readiness, compliance-led messaging and strategic pilot deployment.

Our strategy blends enterprise consultative sales, public-sector procurement playbooks, channel partner enablement, and open-source developer traction. The emphasis is on cultivating trust in sovereign markets where encryption regulations, data residency mandates, and policy interoperability are business-critical—not just IT preferences.

The GTM framework is built around four pillars:

1.	Sovereign Pilot Programs to seed long-term deployments with governments and public institutions.

2.	Enterprise Compliance Sales to secure regulated private-sector clients.

3.	Partner Federation Enablement to scale node deployment and local support capacity.

4.	Thought Leadership + Developer Ecosystem to build credibility, standards influence, and network effects.

Customers

We currently have no customers. The services we provide are tailored for organizations where secure, compliant communication is not optional—but existential. These include:

•	Government agencies and ministries — For encrypted diplomatic channels, legal compliance under state secrecy acts, and evidence-grade communications.

•	Regulated financial institutions — Banks, fintechs, and insurance firms managing customer PII and cross-border financial data under overlapping regulatory mandates.

•	Healthcare and life sciences — Research hospitals, genome labs, and pharmaceutical regulators needing HIPAA/DORA/EMA-aligned auditability.

•	Legal services and arbitration — Global law firms managing client confidentiality across EU-U.S. data transfer zones.

•	Press and human rights NGOs — Especially in regions experiencing surveillance, censorship, or political unrest.

•	Critical infrastructure operators — Power, water, and telecom providers subject to national cybersecurity regulations.

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Research and Development; Intellectual Property

As an early-stage company, research and development forms the foundation of our business strategy and value proposition. Our efforts are centered on designing and validating next-generation architectures for secure digital communications that combine high performance, zero-trust principles, and resilience against emerging threats.

We have not yet commercialized any products or generated revenue. Our primary activities to date have included architectural design, prototype development, pilot testing with select partners, and intellectual property protection. R&D expenses have comprised the majority of our operating expenditures since inception and are expected to increase as we expand our engineering team, accelerate prototype validation, and transition toward limited-scale deployments.

We do not own any patents and trademarks at this time, but we may pursue patents and or trademarks in the future.

Plan of Operations

Our go-to-market (“GTM”) strategy is designed to meet the complex legal, technical, and procurement challenges of entering high-compliance jurisdictions. Unlike traditional enterprise software vendors, we must win not only technical validation, but legal trust and regulatory endorsement. As such, we have engineered a multiphase GTM approach built around jurisdictional readiness, compliance-led messaging and strategic pilot deployment.

Our strategy blends enterprise consultative sales, public-sector procurement playbooks, channel partner enablement, and open-source developer traction. The emphasis is on cultivating trust in sovereign markets where encryption regulations, data residency mandates, and policy interoperability are business-critical—not just IT preferences.

The GTM framework is built around four pillars:

1.	Sovereign Pilot Programs to seed long-term deployments with governments and public institutions.

2.	Enterprise Compliance Sales to secure regulated private-sector clients.

3	Partner Federation Enablement to scale node deployment and local support capacity.

4.	Thought Leadership + Developer Ecosystem to build credibility, standards influence, and network effects.

Sovereign Pilot Deployment Framework

Our most critical go-to-market vector is its sovereign pilot program strategy, which targets public-sector institutions operating under national or supranational regulatory regimes. These pilots are not positioned as “trials” of a product—they are structured as co-regulatory deployments that allow governments to validate PalermoMesh under their specific legal and operational mandates.

Objectives of the Pilot Program

  Jurisdictional Legal Review — We collaborate with local legal teams and regulators to simulate enforcement of local laws (e.g., GDPR, NIS2, HIPAA, LGPD) within our programmable Compliance Engine.
  Enclave Audit Simulation — EnclaveNode logs and compliance proof chains are reviewed by internal and third-party auditors for evidentiary admissibility and integrity resilience.
  Crisis Simulation — Palermo is tested in scenarios involving degraded infrastructure, censorship, and adversarial packet injection to demonstrate resilience under stress.

Each pilot is mapped to a regulatory use case (e.g., cross-border judicial messaging, health record coordination, state secrets handling) and includes a multi-agency working group composed of IT, legal, cybersecurity, and compliance stakeholders.

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Deployment Timeline (Typical 90–120 Days)

●	Day 0–30: Legal & Compliance Alignment
o	Regulatory sandbox integration
o	DID Anchor provisioning for user roles
o	Sovereign relay route policy tuning
●	Day 31–60: EnclaveNode Deployment & Mesh Activation
o	Relay nodes provisioned in-country
o	Local enclave attestation ceremony with government CA or neutral verifier
●	Day 61–90: Data Flow Simulation & Audit Forking
o	Controlled data flows sent across public-private relay mesh
o	Parallel audit chains exported to regulator for review
o	Policy enforcement and override behavior tested live

Current and Planned Pilots

●	Czech Republic: Ministry of Health and Data Protection Authority — testing metadata-blind health record transfer and archival compliance.
●	Chile: Cyber Defense Unit and Civil Registry — joint initiative for encrypted communication between justice and civil services.
●	Germany: Localized relay mesh for inter-municipal legal correspondence using DORA + NIS2 simulators.

These sovereign pilot frameworks enable Palermo to prove alignment before procurement, shorten time-to-contract, and embed the Company within national digital infrastructure roadmaps.

Enterprise Compliance Sales Motion

Our enterprise sales strategy targets regulated institutions that operate under strict privacy, data retention, and operational resilience requirements—primarily in finance, healthcare, legal services, and critical infrastructure. These buyers are not driven solely by feature differentials or pricing, but by assurance, auditability, and legal defensibility.

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To align with this reality, we have developed a compliance-first sales motion that mirrors the workflows of risk officers, data protection officers (DPOs), and general counsel teams.

Key Attributes of the Sales Process

  Legal-Centric Engagements
  Sales cycles are initiated through legal or compliance channels rather than traditional IT buyers. Palermo works closely with clients' DPOs to map jurisdictional requirements into enforceable policy templates within the Compliance Engine.
  Technical-Compliance Validation
  Before procurement discussions begin, Palermo offers simulation workshops where clients test routing policies, metadata minimization behavior, and enclave-sealed audit chains. This supports early-stage risk analysis and internal approval workflows.
  Procurement Advisory Integration
  Palermo provides onboarding documentation tailored to regional procurement law. This includes templates for internal privacy impact assessments (PIAs), vendor risk assessments, and regulator-facing compliance reports.
  CISO/DPO Co-Buy Models
  Palermo targets dual-stakeholder approval from both the Chief Information Security Officer (CISO) and the General Counsel or DPO. Sales materials include industry-specific audit case studies, threat models, and legal simulation outputs.

Sector-Specific Messaging

●	Financial Services: Palermo positions its audit chain and DORA alignment as a differentiator for banks and fintechs operating in the EU. Messaging emphasizes verifiable audit trails, MiFID II-aligned communication control, and metadata blinding to prevent insider trading exposure.
●	Healthcare: Focused on HIPAA, DORA, and GDPR overlays. Palermo highlights relay jurisdictional fencing, enclave-verified PHI transmission, and forensic journaling for medical record traceability.
●	Legal and Arbitration: Emphasizes evidentiary-grade logs, metadata-shielded discovery processes, and bar ethics compliance. Palermo offers specific support for privileged communications in cross-border cases.
●	Critical Infrastructure: Emphasizes mesh resilience and regulatory continuity. Palermo supports air-gapped relay options, incident-triggered call journaling, and legal evidence trails suitable for SCADA environments.

Sales Tools and Resources

●	Regulatory Simulation Reports: Auto-generated simulations demonstrating how Palermo enforces client-specific regulations in live or synthetic traffic environments.
●	Enclave Compliance Validator: A downloadable utility that allows prospective clients to test Palermo’s enclave behaviors against their own governance frameworks.
●	Audit Chain Visualizers: Interactive tools showing how communication events are logged, sealed, and exported for legal review.

Palermo’s enterprise sales process is not volume-based—it is based on institutional defensibility. Each engagement is a structured compliance exercise with revenue mapped to risk mitigation, regulatory alignment, and future legal interoperability.

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Channel Partner Strategy

While Palermo’s sovereign pilots and enterprise sales drive early institutional credibility, its long-term scale depends on a robust and jurisdiction-aware channel partner ecosystem. The Company’s channel program is designed to create geographic, regulatory, and linguistic leverage through trusted in-region intermediaries who can deploy, support, and extend PalermoMesh.

Rather than relying on generalist IT resellers, Palermo partners with regulator-facing specialists, including:

●	Cybersecurity systems integrators with government or financial certifications
●	Regional compliance advisory firms (e.g., DPO services, ISO 27001 auditors)
●	Critical infrastructure solution providers (power, telecom, water)
●	Legal technology consultants serving arbitration and cross-border litigation clients

Tiered Partner Framework

Palermo’s channel program is structured into four ascending tiers:

  Deployment Partner

Trained to deploy and configure PalermoMesh components (EnclaveNode, Compliance Engine, Palermo Console)

Receives direct implementation revenue and Tier 1 support

  Compliance Partner

Builds custom policy templates and legal rule packs on behalf of regional clients

Receives Marketplace royalties and audit services revenue

  Relay Federation Partner

Operates verified Palermo relays under Trust Federation terms

Earns traffic-based fees, certification incentives, and routing preference in local sovereign deployments

  Strategic Integrator

Works closely with Palermo’s core team to co-develop national-scale mesh deployments

May receive joint licensing rights, shared IP access, or cost-plus arrangements

Channel Enablement Infrastructure

To support partners at scale, Palermo provides:

●	Partner Training Portals — Self-paced technical certification, legal template authoring guides, and enclave troubleshooting labs
●	Regulatory Sandbox Access — Simulated PalermoMesh environments where partners can test country-specific configurations and prove policy enforcement to end clients
●	Revenue Forecasting Dashboards — Tools that help partners model licensing, relay, and audit income under varying deployment scenarios
●	Local Language Materials — Palermo invests in localized UI/UX, training documents, and regulator-facing policy documentation in Spanish, French, Portuguese, German, and Czech

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In-Region Federation Incentives

Palermo offers targeted incentives for partners to establish relay clusters in underrepresented jurisdictions, especially in:

●	Eastern Europe (e.g., Romania, Slovakia)
●	Latin America (e.g., Colombia, Peru)
●	Southeast Asia (e.g., Malaysia, Vietnam)

These incentives include reduced certification fees, joint R&D grants, and shared client onboarding revenue.

Program Governance

All partners must adhere to Palermo’s Ethical Relay Operator Charter, which prohibits data capture, traffic analysis, or unauthorized audit chain manipulation. Palermo enforces this through:

●	Enclave attestation logs
●	Relay trust score reputation systems
●	Periodic red-team simulations conducted by Palermo or third-party auditors

The channel partner strategy ensures Palermo can scale globally without sacrificing legal trust or relay integrity, enabling local experts to deploy sovereign-grade infrastructure without central gatekeeping.

Developer Ecosystem and Open Standards Alignment

Palermo’s long-term strategic moat is not just in sovereign deployments or compliance enforcement—but in enabling a global community of developers, auditors, legal technologists, and protocol integrators to co-build and extend the platform. To that end, the Company has designed a developer ecosystem that is both technically extensible and legally aware, with a focus on open standards, transparency, and auditable trust.

Core Developer Enablement Tools

Palermo offers a growing suite of tools and APIs designed to support external contributors, policy authors, and systems integrators:

●	Relay SDK — A developer framework for building EnclaveNode extensions. Use cases include jurisdiction-specific routing policies, custom entropy validation logic, and integration with in-country KYC providers.
●	Policy Engine API — Enables legal engineers to write, simulate, and deploy jurisdictional rules as code, using a declarative logic format. Includes debugging hooks, policy inheritance, and conflict resolution tracing.
●	Audit Chain Explorer — Open-source tool to visualize, validate, and verify audit trails across relay paths. Used by clients, regulators, and independent security firms.
●	Enclave Attestation CLI — Command-line utility for generating and validating enclave identity proofs. Useful for DevOps teams and penetration testers validating secure relay nodes.
●	DID Anchor Registry — Interoperable identity registry for anchoring decentralized credentials. Supports standard W3C DID methods and verifiable credentials in JSON-LD and JWT formats.

These tools are distributed under hybrid licenses—core modules under open licenses (Apache 2.0 or MPL 2.0), with commercial usage gates for enterprise plug-ins or regulatory-facing policy bundles.

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Community-Led Contributions

Palermo is cultivating a curated network of developer contributors across cryptography, governance tech, and RegTech:

●	Cryptographic Research Contributors — Palermo supports academic partnerships and public code review grants to validate post-quantum hybrid models, zero-knowledge disclosures, and enclave-bound randomness schemes.
●	Legal Policy Maintainers — Legal professionals and regulatory analysts are incentivized to contribute reusable policy templates, jurisdictional rule packs, and audit frameworks to the Policy Marketplace.
●	Auditor Tool Builders — Palermo offers bounties and infrastructure grants to firms or individuals who develop visualizations, simulation validators, or export tools for forensic log handling and enclave evidence.

Open Standards Participation

Palermo actively contributes to global technical and regulatory standards bodies:

●	ETSI ISG-CYBER — Palermo has proposed metadata-resistant relay protocols for state-adopted secure messaging use cases.
●	W3C DID Working Group — Palermo’s identity team contributes to standardization of privacy-preserving credential issuance and secure selective disclosure.
●	ISO/IEC 27036 — Palermo participates in advisory reviews of secure supply chain communication standards.
●	IETF Privacy Enhancements and Assessments — Palermo engages in draft recommendations for header encryption, forward secrecy enforcement, and jurisdiction-aware routing in modern communications stacks.

By operating within standards bodies, Palermo ensures that its innovations remain auditable, interoperable, and durable beyond any single company or jurisdiction.

Developer Engagement Metrics and Goals

By Q2 2026, Palermo aims to:

●	Support 1,000+ monthly active developers in testnet and regulatory sandbox environments
●	Onboard 200+ contributed policy packs covering 50+ national frameworks
●	Certify 100+ independent audit tools compatible with Palermo’s forensic logging framework

This community-layered go-to-market motion allows Palermo to scale not only by institutional sales—but by platform gravity, drawing in legal technologists, developers, and regulatory architects who can adapt the system to evolving global conditions.

Global Events, Thought Leadership, and Strategic Advocacy

To secure long-term influence in its regulatory-aligned market, we are investing in a thought leadership and advocacy strategy that positions the company as a global authority on lawful encrypted communications, digital sovereignty, and cross-border compliance.

This pillar of the go-to-market strategy is designed not just to generate awareness, but to shape norms, influence procurement frameworks, and embed Palermo’s architectural principles into the regulatory and cybersecurity discourse of the next decade.

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Executive Visibility and Strategic Messaging

Our leadership team maintains an active presence in high-trust regulatory, legal, and cybersecurity forums. Key executive communications priorities include:

●	Demonstrating thought ownership around lawful secrecy, sovereign digital infrastructure, and regulator-grade encryption
●	Educating compliance and legal audiences on executable policy logic and the concept of “zero-trust jurisdiction”
●	Influencing procurement frameworks and certification regimes in emerging technology governance bodies

In 2025–2026, Palermo executives are slated to present or lead workshops at:

●	The Global Privacy Assembly (GPA)
●	CPDP (Computers, Privacy and Data Protection) Brussels
●	RSA Conference (RegTech Track)
●	UN Internet Governance Forum
●	OECD Forum on Digital Economy Policy

Palermo also collaborates with public interest groups, regulators, and international standards organizations to advocate for metadata minimization, auditable relay transparency, and post-quantum communication readiness as industry baselines.

Regulator and Legal Network Cultivation

Palermo invests heavily in maintaining trusted relationships with regulators, auditors, and legal stakeholders. Its GTM team includes legal engineers and former government tech advisors who help bridge Palermo’s technical stack with emerging legal standards.

Activities include:

●	Regulatory Listening Tours — Palermo conducts private briefings and reverse-pitch sessions with data protection authorities, privacy commissions, and financial regulators to gather input and co-develop deployment priorities.
●	Policy Co-Authoring — Palermo offers workshops where regulators simulate their national laws within PalermoMesh, validating enforceability and surfacing gaps for mutual resolution.
●	Cross-Jurisdictional Working Groups — Palermo facilitates dialogues between legal experts in multiple regions (e.g., EU-LATAM, APAC-EU) to align compliance interpretation across borders using executable policy artifacts.

Media, Publications and Public Discourse

To reinforce its strategic voice, Palermo contributes to industry literature and policy debate through:

●	Technical white papers on enclave forensics, audit trail sealing, and policy routing semantics
●	Legal position papers co-authored with partner firms on GDPR-NIS2 synthesis, AI Act impact on communications, and lawful relay federation
●	Commentary and interviews in publications like Lawfare, RegTech Insider, Cybersecurity Law Report, and European Data Protection Review

Palermo’s advocacy isn’t reactive—it is constructive and agenda-setting, shaping how compliance-grade communication is defined, procured, and governed on the international stage.

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Performance Targets (2025–2028)

●	50+ regulatory agency engagements across 15 jurisdictions
●	10 major conference keynotes or hosted panels
●	100,000+ white paper downloads and simulation toolkit users
●	15 citations in government procurement guidelines or cybersecurity frameworks

Our current cash balance will not be sufficient to fund our operations for the next 12 months.  However, if we sell 25% up to 50% raising gross proceeds of $87,500 up to $175,000 we will satisfy our cash requirements for 12 months and we will not be required to raise additional funds to meet some operating expenses, but our company’s development will be strictly limited.  Please see our Use of Proceeds section for more details.  If we need more money we will have to possibly look into obtaining additional financing by way of private debt or equity financing.

Our independent registered public accountant has issued a going concern opinion.  This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have generated no revenues as of the date of the original registration filing.  During first months after completion of this offering, we will establish our administrative systems and develop our web site for prospective clients but as well as investor relations compliance and until this time, we do not believe that our operations will be profitable.  There is no assurance we will ever reach that stage.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.

Contractual Arrangements

The Company has no contractual arrangements at this time.

Marketing

Once we are able to raise sufficient funding, we intend to use social media marketing and social influencer campaigns to market our products.

COMPETITION

We do not compete with mainstream consumer communication apps. Instead, we target infrastructure replacement for institutions seeking sovereign-grade, auditable, and legally compliant alternatives to centralized SaaS models. Competitors can be grouped into four categories:

1.	Centralized Encrypted Messengers

Examples: Signal, ProtonMail, Tutanota, Wickr

•	Strengths: End-to-end encryption, strong UX, broad adoption
•	Limitations: Centralized metadata exposure, no regulatory auditability, limited enterprise policy control
•	Palermo Advantage: Decentralized mesh design, zero metadata retention, programmable compliance enforcement
2.	Enterprise Secure Comms Platforms

Examples: Symphony, Virtru, Kiteworks, Zivver

•	Strengths: Enterprise integrations, some policy layering
•	Limitations: Mostly cloud-hosted, reliant on U.S. or EU jurisdiction, limited relay flexibility
•	Palermo Advantage: Deployable as fully sovereign, on-premise or air-gapped infrastructure; cryptographic trust not bound to provider jurisdiction
3.	RegTech Solutions

Examples: ComplyAdvantage, Alloy, Fenergo

•	Strengths: Deep financial compliance tooling
•	Limitations: Not communications platforms; retroactive compliance reporting only
•	Palermo Advantage: Real-time, inline policy enforcement directly in the message routing layer
4.	Decentralized Infrastructure Projects

Examples: Nym, Helium, Matrix/Element

•	Strengths: Decentralization, relay variety
•	Limitations: Incomplete compliance models, weak enterprise support, no legal-grade audit trail
•	Palermo Advantage: Strong legal defensibility, enterprise controls, and formal compliance certifications

Palermo’s architecture is differentiated by jurisdiction-aware routing, real-time legal policy execution, and a zero-trust, post-quantum-ready foundation.

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GOVERNMENT REGULATION

As a company developing technologies for secure digital communications, we are subject to various laws and regulations governing data privacy, cybersecurity, and the use of encryption technologies. Although we are still in the early stages of development and have not yet commercialized our products, our future operations will need to comply with applicable data protection and security laws in the United States and abroad, such as the California Consumer Privacy Act (“CCPA”) and the European Union’s General Data Protection Regulation (“GDPR”).

Because our core technologies incorporate encryption and network security features, we may also be subject to U.S. export control regulations, including the Export Administration Regulations (“EAR”), which govern the international transfer of encryption software and technical information. These rules could restrict where and how we distribute our technology and may require specific filings or licenses before global deployment.

The legal framework for data protection and secure communications continues to evolve rapidly. Future legislation or regulatory changes related to cybersecurity, encryption, or digital infrastructure could increase our compliance costs or limit certain aspects of our technology. We monitor regulatory developments closely and intend to implement appropriate compliance measures as our business grows and our products move toward commercialization.

EMPLOYEES

Our Sole Officer and Director is our only employee.  We don’t have any written agreements with our officers or directors at this time.

TRADEMARKS/TRADE NAMES/INTELLECTUAL PROPERTY

We have no registered trademarks or other intellectual property as of the date of this Prospectus.

PROPERTY

We own no property at this time.  Our mailing address is 1122-1577 Gulf Road, Point Roberts, WA 98281. This address is a mailing address only and is not our principal executive office. We do not currently maintain a dedicated or permanent principal executive office.

Our President has allocated approximately 200 square feet of a 1,200 square-foot office space that is also utilized by other companies with which he is affiliated. The address where our operations are currently located is 1050-12471 Horseshoe Way, Richmond, BC, Canada V7A 4X6. The affiliated company that is providing the free office space is Stanex Contracting Corp. This office space is supported by shared office staff and equipment necessary for the daily operation of our business. Our President provides this space to us on a rent-free basis.  These arrangements are informal and constitute a related party arrangement. Management believes that this space will meet our needs for the foreseeable future. Our telephone number is (307) 357-3085.

LEGAL PROCEEDINGS

We are unaware of any pending or threatened litigation by or against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the OTC Pink Market.  As we cannot predict when these registrations will be completed or if He will be accepted, we cannot predict if, or even when, active trading will commence.  We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

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PENNEY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitutes penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

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Holders of Our Common Stock

Currently, we have one holder of record of our common stock.

Dividends

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

REGULATION M

Our sole officer and director, who will offer and sell the Shares in this offering, is aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes officers, directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

Upon completion of this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS OR PLAN OF OPERATION

Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties.  You can identify these statements by forward-looking words such as “may,” “will,” “expect,”

“anticipate,” “believe,” “estimate” and “continue,” or similar words.  You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other “forward-looking” information.

We believe it is important to communicate our expectations.  However, there may be events in the future that we are not able to accurately predict or over which we have no control.  Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “RISK FACTORS” and “DESCRIPTION OF BUSINESS” and elsewhere in this Prospectus.

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Overview

Palermo Technologies Inc. (“we,” “our” or the “Company”) was incorporated in the State of Wyoming on July 2, 2025.  To date we have generated no revenue from our business operations.  Furthermore, as we are still in the development stage and expect to operate at a loss as we grow our business.  There is little historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in our shares.  We cannot guarantee that we will be successful in our business operations or that we will achieve significant, if any, level of market acceptance for our proposed business operations and products.  Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible changes in consumer interest, possible cost overruns due to price and cost increases in services we require.  Therefore, we cannot guarantee we will be able to achieve or maintain profitable operations.  Further, there is no assurance that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.  See “Risk Factors.”

We are a cutting-edge software infrastructure company committed to redefining the architecture of secure digital communications. We operate at the intersection of national sovereignty, cryptographic security, and regulatory compliance. We are building a sovereign-grade, AI-enhanced encrypted communications mesh platform tailored to governments, regulated enterprises, legal professionals, NGOs and mission-critical users operating under regulatory scrutiny or in high-risk threat environments.

Our vision is to create a verifiable, trustless communication substrate for the post-cloud, post-quantum world—where single points of failure are eliminated, surveillance risk is structurally mitigated, and compliance is not a bolt-on but an intrinsic design constraint. The Palermo platform will deliver secure communications via five converging channels: email, messaging, file transfer, voice/video conferencing, and decentralized identity. All services run atop our proprietary peer-to-peer infrastructure protocol, PalermoMesh.

We are in the early stages of development and have not yet launched a commercial product. Although we have undertaken planning, research, and preliminary architectural design activities, substantial additional development, testing, funding, and hiring will be required before any commercial release. The technologies described in this Registration Statement are based on our current development plans and should not be interpreted as representing a completed or market-ready product.

We have never been subject to any bankruptcy proceeding.

Our executive offices are located at 1122-1577 Gulf Road, Point Roberts, WA 98281. Our telephone number is (307) 357-3085.

RESULTS OF OPERATIONS

We had no operating revenues from July 2, 2025 (inception), through July 31, 2025 our fiscal year-end.  Our activities have been financed from loans from our sole officer and director.  There is no assurance that we will ever attain profitability.  As of July 31, 2025 the Company has no revenues.

Liquidity and Capital Resources

At January 31, 2026, we had a cash balance of $6,469.  Our expenditures over the next 12 months are expected to be approximately $380,000, assuming we sell all shares in this offering.

Based on our current cash position, we will not be able to continue operations for approximately 12 months, assuming we do not rise additional funding.  We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Wyoming for the next 12 months.

Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock.  If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company.  We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to rise sufficient funding from the sale of our common stock to fund our development activities.  In the absence of such financing, our business will fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

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Controls and Procedures

We are not currently required to maintain an effective system of internal controls.  We will be not be required to comply with the internal control requirements of the Sarbanes-Oxley Act until we either are required to file an annual report pursuant to section 13(a) or 15(d) of the Exchange Act (15 B.SC. 78m or 78o (d)) for the prior fiscal year or if we had filed an annual report with the Commission for the prior fiscal year.

When and if we do become subject to the internal control requirements of the Sarbanes-Oxley Act we may incur significant expense in meeting our public reporting responsibilities because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations.  Becoming compliant may take longer than we expect, which may increase our exposure to financial fraud or erroneous financing reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Critical accounting estimates – The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the year ended July 31, 2025.

The accompanying condensed financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at July 31, 2025, and for the related periods presented.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company had $10,000 cash as of July 31, 2025.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Revenue Recognition

We recognize revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

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Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets.

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash approximates its fair value due to its short-term maturity.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic and Diluted Net Loss per Common Share

Basic loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for each period. Diluted loss per share is computed by dividing the net loss by the weighted average. The number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents. The weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ deficit, exclusively of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of July 31, 2025, there were no differences between our comprehensive loss and net loss.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement of operations.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

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INFLATION

We do not believe that inflation had a material effect on our results of operations during the twelve month period ended July 31, 2025.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his earlier resignation or removal.  The name, address, age and position of our sole officer and director are as follows:

Name	Address	Age	Position(s)

Roger McClay	1122-1577 Gulf Road Point Roberts, WA 98281	76	President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary, Director

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders.

RESUMES

Roger McClay, President, Secretary, Treasurer, Director

Roger McClay,76, has over 50 years of experience in the natural resources sector. He has served as an officer and director of seven public companies, focusing on project development, corporate finance and management. Since 2023, he has been President and CEO of International Slipcoat Inc., a private company engaged in international sales within the mining, cement, and coal transportation industries. From 2005 to present, he has also served as President and CEO of BCT Mining Corp., BCT Holdings Ltd., and Goldbridge Mining Ltd., all private companies involved in mine contracting, mine development and geological exploration, with projects spanning North America, Indonesia and Ecuador.

Throughout his career, he has been actively involved in international resource project management, acquisitions, mergers and development, with a strong focus on building natural resource projects from exploration through to production. In addition to his mining and resource ventures, he has also acted as President in both the Hazardous Metal Recovery business and the Aircraft Engine Development business, reflecting the breadth of his leadership experience across multiple industries.

During the past 5 years, Mr. McClay has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

FAMILY RELATIONSHIPS

None.

BOARD COMMITTEES; CORPORATE GOVERNANCE

Our Board of Directors acts as our Audit Committee and the Board has no separate committees.

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EXECUTIVE COMPENSATION

REMUNERATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our executive officers. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity, although we may choose to adopt a policy in the future.

Summary Compensation Table

		Salary	Bonus	Option Awards	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Roger McClay	2025	–	–	–	–	–

COMPENSATION OF DIRECTORS

Our director is not currently being compensated and we expect no compensation to be paid for the foreseeable future.  Although no payments to Directors have been made, they may be reimbursed for actual expenses incurred for each meeting of the Board that they attend.

STOCK PLAN

We have not adopted a stock plan but may do so in the future.

EMPLOYMENT AGREEMENTS

None of our executive officers are party to any employment agreement with us.

DIRECTOR INDEPENDENCE

Our securities are not currently traded on any public exchange and as such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent.  We are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.

Under the NASDAQ rules, our current director does not qualify as an independent director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date of this Prospectus the total number of shares owned beneficially by our sole director and officer as well as all present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Number of Shares	Percentage of Outstanding Common Shares*
Name and Address	Title of Class	Beneficially Owned	Prior to Offering
Roger McClay, CEO & Director 1122-1577 Gulf Road Point Roberts, WA 98281	Common	5,000,000	58.82%
Officers and Directors as a group (1 person)	Common	5,000,000	58.82%

_________

* Based on 3,500,000 shares sold in the offering

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FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 5,000,000 shares have been issued to the existing stockholders.  They are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 2, 2025, Roger McClay acquired 5,000,000 shares directly from the Company, for services rendered to the Company.

In support of our efforts and cash requirements, we may rely on advances from related parties until such time that we can support our operations or we attain adequate financing through sales of our equity or traditional debt financing.  From inception to January 31, 2026 our President has loaned the Company a total of $37,198.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

DESCRIPTION OF SECURITIES

COMMON STOCK

There are 50,000,000 shares of Common Stock, $0.0001 par value, authorized, with 5,000,000 shares issued and outstanding.

The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore, subject to any preferential dividend rights of outstanding Preferred Stock, which may be authorized and issued in the future.  Upon a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities, and subject further only to the prior rights of any outstanding Preferred Stock which may be authorized and issued in the future.  The holders of Common Stock have no pre-emptive, subscription, redemption or conversion rights.  The outstanding shares of Common Stock are, and the shares offered herein will be, when issued and paid for, fully paid and non-assessable.  Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding shares will be in a position to control the election of directors at a general shareholder meeting and may elect all of the directors standing for election.  We have no present intention to pay cash dividends to the holders of Common Stock.

Our bylaws permit stockholders holding a majority of the voting power of our outstanding capital stock to take action by written consent in lieu of an annual or special meeting of stockholders. Following this offering, Mr. McClay will beneficially own a majority of the voting power of our outstanding capital stock. As a result, Mr. McClay will have the ability to take stockholder actions, including the election of directors, by written consent without holding an annual meeting of stockholders. Accordingly, annual meetings of stockholders may not occur for so long as Mr. McClay maintains majority voting control.

TRANSFER AGENT AND REGISTRAR

We have not retained a transfer agent as of the date of this Prospectus but intend to retain the same in the foreseeable future for our Common Stock.

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SHARES ELIGIBLE FOR FUTURE SALE

In the event our Common Stock is approved for trading in the future, of which there can be no assurance, market sales of shares of our Common Stock after this offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock.  Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities.  After the effective date of the registration statement of which this Prospectus is a part, all of the shares sold in this offering, will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates.  After the effective date of the registration statement of which this Prospectus is a part, all of the shares sold in this offering, constituting 3,500,000 shares, will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.  The balance of 5,000,000 shares which are not being registered and which are owned by our management and affiliates will be eligible for sale pursuant to the exemption from registration.  However, sale of these shares are limited to selling only 1% of our issued and outstanding shares every 90 days.

If our application to trade our Common Stock on the OTC Pink Market is approved, of which there can be no assurance, it is anticipated that our Common Stock will be considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and as such, trading in our Common Stock will be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.  The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.  In addition, few broker or dealers are likely to undertake these compliance activities.  Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.  See “RISK FACTORS.”

RULE 144

Rule 144, adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933, generally provides an exemption for the resale or privately offered securities provided the conditions of the rule are met, which include, among other limitations, that the securities be held for a minimum of six months due to the fact that we expect to be a reporting company pursuant to the Securities Exchange Act of 1934, as amended.  Consequently, our shareholders who are affiliates and whose shares are not being registered as part of the registration statement we have filed with the SEC (of which this Prospectus is a part) may not be able to avail themselves of Rule 144 or otherwise be readily able to liquidate their investments in the event of an emergency or for any other reason, and the shares may not be accepted as collateral for a loan.  If such non-affiliate has owned the shares for at least six months, he or he may sell the shares without complying with any of the restrictions of Rule 144 once we are deemed a reporting company.

Rule 144 under the Act provides an exemption from the registration requirements of the Securities Act and allows the holders of restricted securities to sell their securities utilizing one of the provisions of this Rule.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon by Mont E. Tanner, Attorney at Law, Las Vegas, Nevada.

EXPERTS

Our financial statements as of and for the years ended July 31, 2025 included herein, have been audited by Boladale Lawal & Co, Lagos, Nigeria, independent registered public accountants, as indicated in their report with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed this registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering.  This Prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits.  If and when the SEC declares our registration statement effective, we will begin filing reports pursuant to the Securities Exchange Act of 1934, as amended.  For further information with respect to our Common Stock, and us we refer you to the registration statement and to the exhibits and schedules to the registration statement.  Statements contained in this Prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement.  Each of these statements is qualified in all respects by this reference.  You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. St. NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC.  The SEC maintains a worldwide website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.  The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

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FINANCIAL STATEMENTS

The audited financial statements for the fiscal years ending July 31, 2025 are set forth on pages F-1 through F-10.

Index

to

Financial Statements for the Year Ended

July 31, 2025

Notes to Financial Statements	F-7

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of

Palermo Technologies Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Palermo Technologies Inc. (the "Company") as of July 31, 2025, the related statements of operations, changes in shareholders' deficit and cash flows, for the period July 2, 2025 (Inception) through July 31, 2025, and the related notes (collectively referred to as the "financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2025, and the results of its operations and its cash flows for the period July 2, 2025 (inception) through July 31, 2025, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern as disclosed in Note 2 to the financial statement, the Company has continuously incurred a net loss of $(859) for the period ended July 31, 2025. These factors raise substantial doubt about the Company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Going Concern Uncertainty – See also Going Concern Uncertainty explanatory paragraph above:

As described in Note 2 to the financial statements, the Company has operating losses. Furthermore, the company has not generated any revenue since inception of business. The Company is dependent on obtaining additional working capital funding from its stockholders, and the sale of equity or private or public funding to execute its plans and continue operations These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s available capital and the risk of bias in management’s judgments and assumptions in their determination.

The procedures performed to address the matter included.

·	We inquired of executive officer, and key member of management, of the Company regarding factors that would have an impact on the Company’s ability to continue as a going concern,
·	We evaluated management’s plan for addressing the adverse effects of the conditions identified, including assessing the reasonableness of forecasted information and underlying assumptions, and utilizing our knowledge of the entity, its business and management in considering liquidity needs and the Company’s ability to generate sufficient cash flow,
·	We assessed the possibility of raising additional debt or credit,
·	We evaluated the completeness and accuracy of disclosures in the financial statements.

/s/ BOLADALE LAWAL

BOLADALE LAWAL & CO.

(Chartered Accountants)

PCAOB ID (6993)

We have served as the Company's auditor since 2025.

Lagos Nigeria

January 15th, 2026.

F-2

Palermo Technologies Inc.
Balance Sheet
July 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$10,000
Total current assets	10,000

Total assets	$10,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Due to related party	10,329
Total current liabilities	10,329

Total liabilities	$10,329

STOCKHOLDERS’ DEFICIT:
Common stock: $0.0001 par value, 50,000,000 shares authorized, 5,000,000 shares issued and outstanding as on July 31, 2025 respectively.	500
Accumulated deficit	(829)
Total stockholders’ deficit	$(329)

Total liabilities and stockholders' deficit	$10,000

The accompanying notes are an integral part of these audited financial statements.

F-3

Palermo Technologies Inc.
Statement of Operations
July 2, 2025 to July 31, 2025

REVENUE	$—
OPERATING EXPENSES:
General and administration expenses	329
Share base compensation	500
Total operating expenses	$829

Net loss	$(829)

Net loss per common share - basic and diluted	$(0.00)
Weighted average number of shares of common stock outstanding - basic and diluted	5,000,000

The accompanying notes are an integral part of these audited financial statements.

F-4

Palermo Technologies Inc.
Statement of stockholders' deficit
	Common Stock shares
	Shares	Amount	Accumulated deficit	Total stockholders' deficit
For the year ended July 31, 2025

Balance at June 27, 2025	5,000,000	$500	$—	$500
Net loss	—	—	(829)	(829)
Balance at July 31, 2025	5,000,000	$500	$(829)	$(329)

The accompanying notes are an integral part of these audited financial statements

F-5

Palermo Technologies Inc.
Statement of Cash Flows
July 2, 2025 to July 31, 2025
Cash Flows from Operating Activities:
Net loss	$(829)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Share based compensation	500
Net cash used in operating activities	$(329)

Cash Flows from Investing Activities:
Net cash provided by Investing activities	$—

Cash Flows from Financing Activities:

Proceeds from related party debt	10,329
Net cash provided by financing activities	$10,329

Net increase (decrease) in cash, cash equivalents and restricted cash	10,000
Cash, cash equivalents and restricted cash at beginning of the period	—
Cash, cash equivalents and restricted cash at end of the period	$10,000

Supplemental Cash Flow Information:
Cash paid for interest	$—
Cash paid for income taxes	$—
Share issue for services	—

The accompanying notes are an integral part of these audited financial statements.

F-6

PALERMO TECHNOLOGIES INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

JULY 31, 2025

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Palermo Technologies Inc. (“the Company”) was incorporated on July 2, 2025, in the State of Wyoming. The Company is in the business of providing secure peer-to-peer communication suite that uses embedded artificial intelligence to dynamically manage encryption, routing, and obfuscation.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. As a development-stage Company, the Company had no revenues and incurred losses as of July 31, 2025. The Company currently has limited working capital and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, in the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the year ended July 31, 2025.

The accompanying condensed financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at July 31, 2025 and for the related periods presented.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company had $10,000 cash as of July 31, 2025.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Revenue Recognition

We recognize revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

F-7

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets.

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash approximates its fair value due to its short-term maturity.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic and Diluted Net Loss per Common Share

Basic loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for each period. Diluted loss per share is computed by dividing the net loss by the weighted average. The number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents. The weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ deficit, exclusively of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of July 31, 2025, there were no differences between our comprehensive loss and net loss.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement of operations.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

F-8

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period from July 2, 2025 to July 31, 2025, the Director of the Company contributed $10,329 towards operating expenses.

As of July 31, 2025, the Company owed $10,329 to Roger McClay, founder and director of the Company, which is unsecured, non-interest bearing, and due on demand.

NOTE 5 – STOCKHOLDERS’ EQUITY

Capital Stock

As of July 31, 2025 the Company’s authorized stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

On July 2, 2025, the Company issued a total of 5,000,000 common shares to its founder and Director, Roger McClay for services provided to the Company, valued at a price of $0.001 per share.

As of July 31, 2025, the Company has 5,000,000 shares of common stock issued and outstanding, respectively.

NOTE 6 – INCOME TAXES

For the year ended July 31, 2025, the Company has incurred net losses and therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $829 at July 31, 2025, and will expire beginning in the year 2037.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% and 21% to the net loss before provision for income taxes as follows:

For the year ended July 31, 2025
Income tax expense (benefit) at statutory rate	(174)
Change in valuation allowance	174
Income tax expense	—

July 31, 2025
Gross deferred tax asset	174
Valuation allowance	(174)
Net deferred tax asset	—

For the year ended July 31, 2025
Statutory Federal Income Tax Rate	21%
Nontaxable permanent differences	—
Change in valuation allowance	(21)%
Income tax provision	—

NOTE 7 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after July 31, 2025, through August 28, 2025 and determined that it does not have any subsequent event requiring recording or disclosure in the financial statements for the period from July 2, 2025 to July 31, 2025.

F-9

INDEX TO FINANCIAL STATEMENTS	PAGE

Unaudited Balance Sheets at January 31, 2026

Unaudited Statements of Operations for three and six months ended January 31, 2026

Unaudited Statements of Stockholders’ Deficit for three and six months ended January 31, 2026

Unaudited Statements of Cash Flows for six month ended January 31, 2026

Unaudited Notes to Financial Statements

F-10

Palermo Technologies Inc.
Balance Sheet (Unaudited)
	January 31, 2026	July 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$6,469	$10,000
Other advances	1,641	—
Total current assets	8,110	10,000

Total assets	$8,110	$10,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Due to related party	37,198	10,329
Total current liabilities	37,198	10,329

Total liabilities	$37,198	$10,329

STOCKHOLDERS’ DEFICIT:
Common stock: $0.0001 par value, 50,000,000 shares authorized, 5,000,000 shares issued and outstanding as on January 31, 2026 and July 31, 2025 respectively.	500	500
Accumulated deficit	(29,737)	(829)
Accumulated other comprehensive loss	149	—
Total stockholders’ deficit	$(29,088)	$(329)

Total liabilities and stockholders' deficit	$8,110	$10,000

The accompanying notes are an integral part of these unaudited financial statements.

F-11

Palermo Technologies Inc.
Statement of Operations (Unaudited)
	For the three months ended January 31, 2026	For the six months ended January 31, 2026

REVENUE	$—	$—
OPERATING EXPENSES:
General and administration expenses	2,691	3,865
Professional fees	9,400	25,043
Total operating expenses	$12,091	$28,908

Net loss	$(12,091)	$(28,908)

Other comprehensive loss
Currency gain or (loss)	242	259
Foreign currency translation adjustment	(102)	(110)
Comprehensive loss	(11,951)	(28,759)

Net loss per common share - basic and diluted	$(0.00)	$(0.01)
Weighted average number of shares of common stock outstanding - basic and diluted	5,000,000	5,000,000

The accompanying notes are an integral part of these unaudited financial statements.

F-12

Palermo Technologies Inc.
Statement of stockholders' deficit (Unaudited)
	Common Stock shares
	Shares	Amount	Accumulated deficit	Other Comprehensive Income	Total stockholders' deficit
For the three and six months ended January 31, 2026

Balance at July 31, 2025	5,000,000	$500	$(829)	$—	(329)
Foreign currency translation adjustment	—	—	—	10	10
Net loss	—	—	(16,817)	—	(16,817)
Balance at October 31, 2025	5,000,000	$500	$(17,646)	$10	(17,136)

Foreign currency translation adjustment	—	—	—	139	139
Net loss	—	—	(12,091)	—	(12,091)
Balance at January 31, 2026	5,000,000	$500	$(29,737)	$149	(29,088)

The accompanying notes are an integral part of these unaudited financial statements

F-13

Palermo Technologies Inc.
Statement of Cash Flows (Unaudited)
For the six months ended January 31, 2026
Cash Flows from Operating Activities:
Net loss	$(28,908)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
(Increase) in other advances	(1,641)
Increase in related party debt	26,869
Net cash used in operating activities	$(3,680)

Cash Flows from Investing Activities:
Net cash provided by Investing activities	$—

Cash Flows from Financing Activities:
Net cash provided by financing activities	$—

Net increase (decrease) in cash, cash equivalents and restricted cash	(3,680)
Effects of currency translation on cash	149
Cash, cash equivalents and restricted cash at beginning of the period	10,000
Cash, cash equivalents and restricted cash at end of the period	$6,469

Supplemental Cash Flow Information:
Cash paid for interest	$—
Cash paid for income taxes	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-14

PALERMO TECHNOLOGIES INC.

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2026

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Palermo Technologies Inc. (“the Company”) was incorporated on July 2, 2025, in the State of Wyoming. The Company is in the business of providing secure peer-to-peer communication suite that uses embedded artificial intelligence to dynamically manage encryption, routing, and obfuscation.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. As a development-stage Company, the Company had no revenues and incurred losses as of January 31, 2026. The Company currently has limited working capital and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, in the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the six months ended January 31, 2026.

The accompanying condensed financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at January 31, 2026 and for the related periods presented.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company had $6,469 and $10,000 cash as of January 31, 2026 and July 31,2025.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Revenue Recognition

We recognize revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-15

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets.

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash approximates its fair value due to its short-term maturity.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic and Diluted Net Loss per Common Share

Basic loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for each period. Diluted loss per share is computed by dividing the net loss by the weighted average. The number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents. The weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ deficit, exclusively of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of January 31, 2026, there were no differences between our comprehensive loss and net loss.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement of operations.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

F-16

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period from July 2, 2025 to July 31, 2025, the Director of the Company contributed $10,329 towards operating expenses.

During the period from August 01, 2025 to October 31, 2025, the Director of the Company contributed $26,373 towards operating expenses and the company paid $10,000 to the Director.

During the period from November 01, 2025 to January 31, 2026, the Director of the Company contributed $12,328 towards operating expenses and the company paid $1,833 to the Director.

As of January 31, 2026 and July 31,2025 the Company owed $37,198 and $10,329 respectively to Roger McClay, founder and director of the Company, which is unsecured, non-interest bearing, and due on demand.

NOTE 5 – STOCKHOLDERS’ EQUITY

Capital Stock

As of January 31, 2026 the Company’s authorized stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

On July 2, 2025, the Company issued a total of 5,000,000 common shares to its founder and Director, Roger McClay for services provided to the Company, valued at a price of $0.001 per share.

As of January 31, 2026, the Company has 5,000,000 shares of common stock issued and outstanding, respectively.

NOTE 6 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after January 31, 2026, through March 20, 2026 and determined that it does not have any subsequent event requiring recording or disclosure in the financial statements for the period from January 31, 2026, through March 20, 2026.

F-17

PALERMO TECHNOLOGIES INC.

3,500,000 Shares of Common Stock

PROSPECTUS

__________________, 2026

Until ____________, 2026, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by the Registrant are as follows.  All amounts, other than the SEC registration fee, are estimates.

	Amount to be Paid

SEC registration fee		$38.57
Legal fees and expenses		$3,600
Accounting fees and expenses	$	¿
Transfer Agent fees and expenses		$5,000
Printing	$	¿
Miscellaneous	$	¿
Total		$25,000.00

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Wyoming Statutes and our Articles of Incorporation, our directors and officers will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his “duty of care.”  This provision does not apply to the directors’: (i) acts or omissions that involve intentional misconduct, fraud or a knowing and culpable violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption.  This provision would generally absolve directors of personal liability for negligence in the performance of his duties, including gross negligence.

The effect of this provision in our Articles of Incorporation is to eliminate the rights of our Company and our shareholders (through shareholder’s derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) and (ii) above.  This provision does not limit nor eliminate the rights of our Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.  Section 7-109-102 of the Wyoming Business Corporation Act provides corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

46

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

On July 2, 2025, Roger McClay acquired 5,000,000 shares of common stock of the company, valued at $500 for services rendered to the Company.

As of July 31, 2025, there was a total of 5,000,000 shares of the Company issued and outstanding.

We have not issued any of our securities during the past three years.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

3.1*	Articles of Incorporation
3.2*	By-Laws

5.1*	Opinion of Mont E. Tanner, Attorney at Law
23.1	Consent of Boladale Lawal & Co
99.1*	Form of Subscription Agreement
107*	Filing Fee Table

*Previously filed

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)  (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

47

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

48

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned on the  8 th day of June, 2026 in the city of Point Roberts, Washington.

PALERMO TECHNOLOGIES INC.

By:	/s/ Roger McClay
Roger McClay, Chief Executive Officer and President

 In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Roger McClay	President, Chief Financial Officer, Treasurer, Chief Financial Officer, Secretary, Director	June 8, 2026
Roger McClay